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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF DATA DIMENSIONS, INC.


                                                               Jurisdiction
                                                                    of
                                                              Incorporation
                                                              -------------
Data Dimensions Ireland Limited                                  Ireland

Data Dimensions (UK) Limited                                     England

Data Dimensions FSC, Inc.                                        Guam